UACSC 98-A
                        UNION ACCEPTANCE CORPORATION
                                 (Servicer)
                            MONTH ENDING 6/30/98



PRINCIPAL BALANCE RECONCILIATION                           D O L L A R S
                                                   CLASS A-1        CLASS A-2         CLASS A-3        CLASS A-4
                                                  ------------    -------------   -------------       -------------
Original Principal Balance                       28,825,000.00    74,725,000.00   45,200,000.00       51,000,000.00
Beginning Period Principal Balance                8,538,993.70    74,725,000.00   45,200,000.00       51,000,000.00
Principal Collections - Scheduled Payments        2,716,139.57             0.00            0.00                0.00
Principal Collections - Payoffs                   3,387,635.80             0.00            0.00                0.00
Principal Withdrawal from Payahead                    3,490.64             0.00            0.00                0.00
Gross Principal Charge Offs                         458,838.86             0.00            0.00                0.00
Repurchases                                               0.00             0.00            0.00                0.00
                                                  ------------    -------------   -------------       -------------
Ending Balance                                    1,972,888.83    74,725,000.00   45,200,000.00       51,000,000.00
                                                  ============    =============   =============       =============


Certificate Factor                                   0.0684437        1.0000000       1.0000000           1.0000000
Pass Through Rate                                       5.6111%          5.9200%         6.0500%              6.110%



PRINCIPAL BALANCE RECONCILIATION                                                                NUMBERS
                                                      CLASS A-5         TOTAL CLASS A's
                                                      -------------      --------------          ------
Original Principal Balance                            29,188,158.83      228,938,158.83          15,924
Beginning Period Principal Balance                    29,188,158.83      208,652,152.53          14,937
Principal Collections - Scheduled Payments                     0.00        2,716,139.57
Principal Collections - Payoffs                                0.00        3,387,635.80             274
Principal Withdrawal from Payahead                             0.00            3,490.64
Gross Principal Charge Offs                                    0.00          458,838.86              31
Repurchases                                                    0.00                0.00               0
                                                      -------------      --------------          ------
Ending Balance                                        29,188,158.83      202,086,047.66          14,632
                                                      =============      ==============          ======


Certificate Factor                                        1.0000000           0.8827102
Pass Through Rate                                             6.230%             5.9886%


CASH FLOW RECONCILIATION

Principal Wired                                                6,116,371.27
Interest Wired                                                 2,146,319.42
Withdrawal from Payahead Account                                   5,459.22
Repurchases (Principal and Interest)                                   0.00
Charge Off Recoveries                                             52,583.71
Interest Advances                                                 28,817.05
Certificate Account Interest Earned                               25,181.13
Spread Account Withdrawal                                              0.00
Class A Policy Draw for Class I Interest                               0.00
Class A Policy Draw for Class A Principal or Interest                  0.00

Total Cash Flow                                                8,374,731.80


TRUSTEE DISTRIBUTION  (7/08/98)

Total Cash Flow                                                8,374,731.80
Unrecovered Advances on Defaulted Receivables                     17,138.70
Servicing Fee (Due and Unpaid)                                         0.00
Interest to Class A-1 Certificateholders                          39,927.62
Interest to Class A-2 Certificateholders                         368,643.33
Interest to Class A-3 Certificateholders                         227,883.33
Interest to Class A-4 Certificateholders                         259,675.00
Interest to Class A-5 Certificateholders                         151,535.19
Interest to Class I Certificateholders                           214,000.17
Principal to Class A-1 Certificateholders                      6,566,104.87
Principal to Class A-2 Certificateholders                              0.00
Principal to Class A-3 Certificateholders                              0.00
Principal to Class A-4 Certificateholders                              0.00
Principal to Class A-5 Certificateholders                              0.00
Insurance Premium                                                 25,260.76
Interest Advance Recoveries from Payments                         18,524.58
Unreimbursed draws on Class A's Ploicy
     for Class I Interest                                              0.00
Unreimbursed draws on Class A's Policy
     for Class A Principal or  Interest                                0.00
Deposit to Payahead                                               15,020.42
Certificate Account Interest to Servicer                          25,181.13
Payahead Account Interest to Servicer                                147.40
Excess                                                           445,689.30

Net Cash                                                               0.00



Servicing Fee Retained from Interest Collections                 173,876.79






SPREAD ACCOUNT  RECONCILIATION


Original Balance                                               2,289,381.59
Beginning Balance                                              2,861,726.99
Trustee Distribution of Excess                                   445,689.30
Interest Earned                                                   12,299.31
Spread Account Draws                                                   0.00
Reimbursement for Prior Spread Account Draws                           0.00
Distribution of Funds to Servicer                              (457,988.62)
Ending Balance                                                 2,861,726.99

Required Balance                                               2,861,726.99



FIRST LOSS PROTECTION  AMOUNT  RECONCILIATION


Original Balance                                              14,880,980.32
Beginning Balance                                             10,700,662.92
Reduction Due to Spread Account                                        0.00
Reduction Due to Principal Reduction                            (426,796.82)
Ending Balance                                                10,273,866.10

First Loss Protection Required Amount                         10,273,866.11
First Loss Protection Fee %                                            2.00%
First Loss Protection Fee                                         17,123.11



POLICY  RECONCILIATION


Original Balance                                             228,938,158.83
Beginning Balance                                            207,265,186.87
Draws                                                                  0.00
Reimbursement of Prior Draws                                           0.00
Ending Balance                                               207,265,186.87

Adjusted Ending Balance Based
     Upon Required Balance                                   200,659,862.11
Required Balance                                             200,659,862.11


PAYAHEAD RECONCILIATION


Beginning Balance                                                 37,286.54
Deposit                                                           15,020.42
Payahead Interest                                                    147.40
Withdrawal                                                         5,459.22
Ending Balance                                                    46,995.14

CURRENT DELINQUENCY
                                           GROSS
  # PAYMENTS DELINQUENT       NUMBER      BALANCE      PRINCIPAL     INTEREST
  ---------------------       ------      -------      ---------     --------
1 Payment                       105    1,321,046.04    18,048.59     15,182.43
2 Payments                       59      791,297.08    18,477.96     19,026.92
3 Payments                       24      384,268.47    12,016.69     12,351.29
Total                           188    2,496,611.59    48,543.24     46,560.64

Percent Delinquent            1.285%          1.235%




DELINQUENCY RATE (60+)
                                                          RECEIVABLE
                                       END OF PERIOD      DELINQUENCY
   PERIOD              BALANCE         POOL BALANCE          RATE
   ------              -------         ------------          ----
Current             1,175,565.55      202,086,047.66         0.58%
1st Previous        1,227,264.17      208,652,152.53         0.59%
2nd Previous          653,693.16      214,098,490.65         0.31%


NET LOSS RATE

                                                                                       DEFAULTED
                                                      LIQUIDATION      AVERAGE         NET LOSS
   PERIOD                               BALANCE        PROCEEDS      POOL BALANCE     (ANNUALIZED)
   ------                               -------        --------      ------------     ------------
Current                               458,838.86       52,583.71    205,369,100.10        2.37%
1st Previous                           78,290.43        1,645.14    211,375,321.59        0.44%
2nd Previous                           20,779.26       (2,555.60)   217,236,776.67        0.13%

Gross Cumulative Charge Offs          561,049.36                    Net Cumulative Loss Percentage
Gross Liquidation Proceeds             51,408.09                                          0.22%
Number of Repossessions                       34
Number of Inventoried Autos EOM               21

EXCESS YIELD TRIGGER
                                                       EXCESS YIELD
                      EXCESS          END OF PERIOD     PERCENTAGE
   PERIOD             YIELD           POOL BALANCE     (ANNUALIZED)
   ------             -----           ------------     ------------
Current            496,520.40        202,086,047.66          2.95%
1st Previous       700,751.45        208,652,152.53          4.03%
2nd Previous       894,068.47        214,098,490.65          5.01%
3rd Previous       320,227.29        220,375,062.69          1.74%
4th Previous
5th Previous
                                                CURRENT
                                                 LEVEL      TRIGGER      STATUS
                                                 -----      -------      ------
Six Month Average Excess Yield                    N/A        1.50%         N/A

Trigger Hit in Current or any Previous Month                               NO



DATE:  July 6, 1998                             /s/ Nancy Meltabarger
                                                ----------------------
                                                NANCY MELTABARGER
                                                FINANCE OFFICER